UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2012

Dot Hill Systems Corp.

(Exact name of registrant as specified in its charter)

Delaware	1-13317	13-3460176
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1351 S. Sunset Street, Longmont, CO	80501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 845-3200

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2012, the Compensation Committee of our Board of Directors approved the 2012 Executive Compensation Plan that established an Annual Performance-Based Bonus program with regard to compensation for Dana W. Kammersgard, our President and Chief Executive Officer, and Hanif I. Jamal, our Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary. The payout under the plan will be determined based upon the achievement of performance goals, with a maximum payout equal to 100% and 65% of Messrs. Kammersgard and Jamal’s base salaries, respectively, as of the date of determination of the level of achievement of the performance goals. The Compensation Committee established six principal corporate financial goals.

The Compensation Committee determined that 100% and 80% respectively of Messrs. Kammersgard and Jamal’s annual performance-based bonus will be tied to achieving the six corporate financial goals. In addition, 20% of Mr. Jamal’s annual performance-based bonus will be tied to achievement of a specified goal related to the Company’s Sarbanes Oxley compliance for fiscal 2012.

Also on March 9, 2012, the Compensation Committee approved the following stock option grants to Messrs. Kammersgard and Jamal.

Executive Officer	Stock Options
Dana W. Kammersgard	337,500
Hanif I. Jamal	127,500

These stock options will terminate seven years after the effective date of grant, or earlier in the event the executive officer’s service to us is terminated. The options vest 25% on the first anniversary of the date of grant with the remaining shares vesting monthly over the following three years.

The grant date of these stock options will be the third business day after the general release of the Company’s first quarter 2012 revenue and/or earnings. The exercise price per share of these stock options will be the closing price of our common stock as reported on the NASDAQ Stock Market on the grant date.

Also on March 9, 2012, the Compensation Committee approved increases in the base salaries of Messrs. Kammersgard and Jamal, effective as of January 1, 2012. Following such increases, Mr. Kammersgard’s base salary is $425,000 and Mr. Jamal’s base salary is $310,000. This restores Messrs. Kammersgard and Jamal’s base salaries to the same level as prior to a July 1, 2010 salary reduction of 10% that was instituted as part of the Company’s 2010 Restructuring Plan. In addition, Mr. Kammersgard’s adjusted base salary reflects a further increase of 6.25% based on benchmarking performed by an independent compensation consulting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOT HILL SYSTEMS CORP.

	By:	/s/ Hanif I. Jamal
Hanif I. Jamal
Senior Vice President, Chief Financial Officer and Secretary

Date: March 15, 2012